Exhibit 99
DCB FINANCIAL CORP ANNOUNCES
FIRST QUARTER 2011 PROFIT
LEWIS CENTER, Ohio, May 17, 2011 — DCB Financial Corp, (OTC Bulletin Board DCBF), parent holding company of The Delaware County Bank & Trust Company, Lewis Center, Ohio (the “Bank”) announced net income of $33 thousand versus a loss of $888 thousand for the same period in 2010. The change from a loss position to positive income is mainly attributed to a reduction in provision expense for credit losses, a decrease in other-than-temporary impairment charges and a reduction in employee costs compared to the first quarter 2010.
“We continue to make progress in a number of areas within the company including working diligently towards addressing our credit quality issues,” Interim President and Chief Executive Officer David Folkwein commented. “As a Board and Management team we are proud to be able to show our first positive quarterly earnings in a long time. It hasn’t been easy, and we are not ready to rest, but it is good to see our focus and effort has begun to show positive results.” Mr. Folkwein added, “We are also pleased with our efforts to stabilize and even increase our retail deposits through our branch network. Not only have we been able to retain our customers during these tough times, but we’ve nurtured those relationships and created new ones, which is a tribute to our strong customer service philosophy.”
Net Interest Income
Net interest income of $4.6 million decreased from $5.5 million for the three months ended March 31, 2010. This change is mainly attributed to the reduction in earning assets on the balance sheet. During 2010 and continuing in 2011, Management has implemented initiatives to reduce the overall size of the balance sheet in order to focus on core businesses and improve capital ratios. Additionally, quality loan opportunities in the Company’s footprint remain light, due to the current economic conditions. The run-off in various loan portfolios, particularly commercial real estate, has also contributed to the overall reduction in loan balances. The lower loan origination volume and the resulting reduced requirements for balance sheet funding have allowed management to focus on tactically addressing the structure of deposits. Low cost or no cost transactional and savings account balances have seen slight increases as the Bank focuses on core deposits. The Bank continues to re-price deposits on a year to year comparison, which helped maintain low overall deposit funding costs. The Bank has also reduced its reliance on large time deposits, particularly in the public fund sector, as the need for these funds has diminished with the changes in loan balances and the increased retail deposit focus.
As noted, DCB Financial Corp (the “Corporation”) has also been able to reduce its overall long-term borrowings through the FHLB by replacing them with customer deposits. Deposits are normally are less expensive and less volatile than borrowings, which contributed to the stable net interest margin the Bank has experienced. Net interest margin for the first quarter of 2011 was 3.52%, which is a slight decline from the 3.59% in the first quarter 2010. Some of the margin decline is attributed to the larger balances of overnight liquidity being held on the balance sheet. Overnight liquidity provides flexibility for Management to move funds into various asset classes, however, it reduces overall margin due to lower earning potential.
Noninterest Income
Total noninterest income increased to $1.5 million compared to $436 thousand for the three months ended March 31, 2010. The increase is primarily attributable to the reduced other-than-temporary impairment losses compared to the first quarter 2010. The other-than-temporary impairment losses of $92 thousand recognized in the first quarter 2011 were substantially lower than the $1.03 million recognized in the same quarter 2010. Overall, noninterest revenue (excluding CDO impairment) was stable with slight increases in service charges and trust revenues offset by a decline in treasury management revenue. Gain on loan sales was also down due to overall lower origination volume quarter-to-quarter. This is attributed to the soft market conditions for residential real estate loans within the Corporation’s footprint.

Noninterest Expense
Total noninterest expense decreased $57 thousand, or 1.0%, for the three months ended March 31, 2011 compared to the same period in 2010. The decrease was the result of a decline in salary and benefits of $219 thousand from the first quarter 2010, offset by increases in professional services of $99 thousand. The Corporation has reduced staffing levels in order to better match employee count to the overall size of operations. The Corporation also continues to experience larger than normal costs associated with legal and consulting as a result of the credit issues within its loan portfolios. As workout results improve, the expectations are that professional and legal fees will decline accordingly in future periods.
Analysis of Selected Financial Condition
The Corporation’s assets totaled $587.84 million at March 31, 2011, compared to $565.11 million at December 31, 2010, an increase of $22.73 million, or 4.0%. Cash and cash equivalents increased by $41.65 million from December 31, 2010 to $75.18 million at March 31, 2011 as a result of increased deposits and run-off in the loan and investment portfolios. Total securities decreased slightly from $70.91 million at December 31, 2010 to $68.28 million at March 31, 2011. Management utilizes investment securities to provide the Corporation with collateral for various borrowing opportunities, and to increase earning potential compared to Fed funds.
Total loans, including loans held for sale, decreased $16.62 million from $424.86 million at December 31, 2010 to $408.24 million at March 31, 2011. The decline in outstanding loan balances is mainly due to the lower volume of new originations due to the current economy, normal loan pay downs, and the charge-off of non-performing loans. The Corporation’s loan originations have remained lower, as the availability of quality lending opportunities within the Bank’s market place remain low.
Total deposits increased $24.07 million, from $465.08 million at December 31, 2010 to $489.15 million at March 31, 2011. Deposit growth stems primarily from increased retail deposit opportunities and from local public fund customers. The Corporation has reduced its overall reliance on large deposit relationships by reducing CDARS to $89.3 million at March 31, 2011, compared to $162.5 million at March 31, 2010. Over the last quarter, CDARS deposits decreased by $1.32 million from December 31, 2010 to March 31, 2011. Noninterest-bearing deposits were stable from year-end and make up 12.9 % of total deposits compared to 10.6% at March 31, 2010.
On an as-needed basis, the Corporation has the ability to utilize a variety of alternative funding sources in order to reduce funding costs or create improved funding structure. However, with its stable deposit base, there has been less emphasis on the utilization of borrowed funds. Total borrowings decreased $847 thousand to $57.7 million during the three months ended March 31, 2011, and have decreased by $3.8 million since March 31, 2010. Additional reliance on borrowings outside of normal deposit growth may increase the Corporation’s overall cost of funds.
Provision and Allowance for Loan Losses
The provision for loan losses totaled $675 thousand for the three months ended March 31, 2011, compared to $1.96 million for the same period in 2010. This decline from the previous year’s quarter is mainly attributed to the reduced requirement for additional reserves based on the methodology Management employs for allocating reserves. Other contributing factors include improvement in delinquencies, improved workout results and some improvements in economic conditions within the Bank’s market area including improving employment conditions and stability in housing prices. Management maintains an allowance for loan losses at a level to absorb management’s estimate of probable inherent credit losses in its portfolio.
Non-accrual loans at March 31, 2011 were $17.16 million, an increase from December 31, 2010 of only $591 thousand, as problems loans have stabilized in response to workout activities. The majority of non-accrual balances are attributed to loans in the investment real estate sector that were not generating sufficient cash flow to service the debt. Delinquent loans over thirty days decreased to 3.80% of total loans at March 31, 2011 from 4.01% at December 31, 2010, and from 3.84% at March 31, 2010. Delinquent loans are mainly attributed to the real estate investment and commercial portfolios.
The allowance for loan losses was $10.3 million, or 2.52% of total loans at March 31, 2011, compared to $12.2 million, or 2.88% of total loans at December 31, 2010, or 2.35% of total loans for the same quarter in 2010. Net charge-offs for the first quarter were $2.62 million, which were mainly attributed to commercial real estate loans. The net charge-offs recognized in the first quarter were the main reason for the decline in both the dollar and percentage of reserves to total loans at March 31, 2011.

DCB FINANCIAL CORP
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)

	March 31,	December 31,
	2011	2010
	(unaudited)
ASSETS
Cash and due from financial institutions	$10,461	$10,024
Interest-bearing deposits	64,714	23,497

Total cash and cash equivalents	75,175	33,521
Securities available-for-sale	67,045	69,597
Securities held-to-maturity	1,238	1,313

Total securities	68,283	70,910
Loans held for sale, at lower of cost or fair value	353	753
Loans	408,244	424,864
Less allowance for loan losses	(10,300)	(12,247)
Net loans	397,944	412,617
Real estate owned	4,611	5,284
Investment in FHLB stock	3,799	3,799
Premises and equipment, net	12,898	13,175
Bank-owned life insurance	17,240	17,073
Accrued interest receivable and other assets	7,539	7,973

Total assets	$587,842	$565,105

LIABILITIES
Deposits
Noninterest-bearing	$63,384	$63,695
Interest-bearing	425,761	401,381

Total deposits	489,145	465,076
Federal funds purchased and other short-term borrowings	1,161	1,265
Federal Home Loan Bank advances	57,655	58,502
Accrued interest payable and other liabilities	2,384	2,848

Total liabilities	550,345	527,691

SHAREHOLDERS’ EQUITY
Common stock, no par value, 7,500,000 shares authorized, 4,273,908 issued	3,785	3,785
Retained earnings	47,919	47,883
Treasury stock, at cost, 556,523 shares	(13,494)	(13,494)
Accumulated other comprehensive loss	(713)	(760)

Total shareholders’ equity	37,497	37,414

Total liabilities and shareholders’ equity	$587,842	$565,105

DCB FINANCIAL CORP
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended
	March 31,
	2011	2010
Interest and dividend income
Loans	$5,328	$6,456
Taxable securities	510	722
Tax-exempt securities	93	199
Federal funds sold and other	21	18

Total interest income	5,952	7,395

Interest expense
Deposits	702	1,210
Borrowings	637	691

Total interest expense	1,339	1,901

Net interest income	4,613	5,494

Provision for loan losses	675	1,961

Net interest income after provision for loan losses	3,938	3,533

Noninterest income
Service charges on deposit accounts	651	605
Trust department income	259	225
Net gain (loss) on sales of assets	111	98
Gains on sale of loans	18	29
Treasury management fees	107	130
Data processing servicing fees	141	132
Earnings on bank owned life insurance	167	167
Total other-than-temporary impairment losses	(75)	(80)
Portion of loss recognized in (reclassified from) other comprehensive loss (before taxes)	(17)	(950)

Net impairment losses recognized in income	(92)	(1,030)
Other	140	80

Total noninterest income	1,502	436

Noninterest expense
Salaries and other employee benefits	2,405	2,624
Occupancy and equipment	1,027	1,030
Professional services	406	307
Advertising	86	74
Postage, freight and courier	95	87
Supplies	38	30
State franchise taxes	125	152
Federal deposit insurance premiums	407	396
Other	842	788

Total noninterest expense	5,431	5,488

Gain (loss) before income tax credits	9	(1,519)
Income tax credits	(24)	(631)

Net income (loss)	$33	$(888)

Basic and diluted loss per common share	$(0.00)	$(0.24)

Dividends per share	$—	$—

DCB FINANCIAL CORP
Selected Key Ratios and Other Financial Data
(Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended
	March 31,
	2011	2010
Key Financial Information
Net interest income	$4,613	$5,494
Provision for loan losses	$675	$1,961
Noninterest income	$1,502	$436
Noninterest expense	$5,431	$5,488
Net gain (loss)	$33	$(888)
Loan balances (average)	$417,060	$487,095
Deposit balances (average)	$476,991	$562,259
Non-accrual loans	$17,158	$15,160
Loans 90 days past due and accruing	$1,536	$1,252
Basic income (loss) per common share	$0.00	$(0.24)
Diluted income (loss) per common share	$0.00	$(0.24)

Weighted Average Shares Outstanding:
Basic	3,717,385	3,717,385
Diluted	3,717,385	3,717,385

DCB FINANCIAL CORP
Selected Key Ratios and Other Financial Data
(Unaudited)

	Three Months Ended
	March 31,
	2011	2010
Key ratios
Return on average assets	0.02%	(0.53)%
Return on average shareholders’ equity	.35%	(7.27)%
Annualized noninterest expense to average assets	3.79%	3.30%
Efficiency ratio	87.83%	92.55%
Net interest margin	3.52%	3.59%
Equity to assets at period end	6.35%	7.15%
Allowance for loan losses as a percentage of period end loans	2.52%	2.35%
Total allowance for losses on loans to non-accrual loans	57.16%	74.63%
Net charge-offs (annualized) as a percent of average loans	2.52%	0.94%
Non-accrual loans to total loans (net)	4.20%	3.23%
Delinquent loans (30+ days)	3.80%	3.84%

Business of DCB Financial Corp
DCB Financial Corp (the “Corporation”) is a financial holding company formed under the laws of the State of Ohio. The Corporation is the parent of The Delaware County Bank & Trust Company, (the “Bank”) a state-chartered commercial bank. The Bank conducts business from its main offices at 110 Riverbend Avenue in Lewis Center, Ohio, and through its 19 branch offices located in Delaware County, Ohio and surrounding communities. The Bank provides customary retail and commercial banking services to its customers, including checking and savings accounts, time deposits, IRAs, safe deposit facilities, personal loans, commercial loans, real estate mortgage loans, night depository facilities and trust and personalized wealth management services. The Bank also provides cash management, bond registrar and payment services. The Bank offers data processing services to other financial institutions; however such services are not a significant part of its current operations or revenues.
Application of Critical Accounting Policies
DCB’s consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States and follow general practices within the financial services industry. The application of these principles requires management to make estimates, assumptions, and judgments that affect the amounts reported in the financial statements and accompanying notes. These estimates, assumptions, and judgments are based on information available as of the date of the financial statements; as this information changes, the financial statements could reflect different estimates, assumptions, and judgments.
The most significant accounting policies followed by the Corporation are presented in Note 1 of the audited consolidated financial statements contained in the Corporation’s 2010 Annual Report to Shareholders. These policies, along with the disclosures presented in the other financial statement notes and in this financial review, provide information on how significant assets and liabilities are valued in the financial statements and how those values are determined.
Forward-Looking Statements
Certain statements in this report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to the financial condition and prospects, lending risks, plans for future business development and marketing activities, capital spending and financing sources, capital structure, the effects of regulation and competition, and the prospective business of both the Corporation and its wholly-owned subsidiary The Delaware County Bank & Trust Company. Where used in this report, the word “anticipate,” “believe,” “estimate,” “expect,” “intend,” and similar words and expressions, as they relate to the Corporation or the Bank or their respective management, identify forward-looking statements. Such forward-looking statements reflect the current views of the Corporation and are based on information currently available to the management of the Corporation and the Bank and upon current expectations, estimates, and projections about the Corporation and its industry, management’s belief with respect thereto, and certain assumptions made by management. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to: (i) significant increases in competitive pressure in the banking and financial services industries; (ii) changes in the interest rate environment which could reduce anticipated or actual margins; (iii) changes in political conditions or the legislative or regulatory environment; (iv) general economic conditions, either nationally or regionally (especially in central Ohio), becoming less favorable than expected resulting in, among other things, a deterioration in credit quality of assets; (v) changes occurring in business conditions and inflation; (vi) changes in technology; (vii) changes in monetary and tax policies; (viii) changes in the securities markets; and (ix) other risks and uncertainties detailed from time to time in the filings of the Corporation with the Securities and Exchange Commission.
The Corporation does not undertake, and specifically disclaims any obligation, to publicly revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.